   As filed with the Securities and Exchange Commission on February 20, 2001
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ___________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ________________

                               JAMESON INNS, INC.
             (Exact name of registrant as specified in its charter)
                              ___________________

                GEORGIA                                  58-2079583
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                      8 Perimeter Center East, Suite 8050
                          Atlanta, Georgia 30346-1604
                                 (770) 901-9020
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              ___________________

                               STEVEN A. CURLEE
                    Vice President, Legal & General Counsel
                               Jameson Inns, Inc.
                      8 Perimeter Center East, Suite 8050
                          Atlanta, Georgia 30346-1604
                                 (770) 901-9020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             Lynnwood R. Moore, Jr.
                  Conner & Winters, A Professional Corporation
                             3700 First Place Tower
                               15 East 5th Street
                           Tulsa, Oklahoma 74103-4344
                                 (918) 586-5711
                              ___________________

     Approximate date of commencement of proposed sale of the securities to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                   Proposed maximum    Proposed maximum
   Title of each class of        Amount to be       offering price    aggregate offering          Amount of
 securities to be registered      registered        per share (1)          price (1)        registration fee (2)
----------------------------------------------------------------------------------------------------------------
Common Stock ($.10 par value)   200,000 shares          $6.7813            $1,356,260               $339
================================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the high and low sales prices reported on The Nasdaq National Market for the registrant's common stock on February 13, 2001.

     The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                              Jameson Inns, Inc.

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                        200,000 SHARES OF COMMON STOCK
                               ($.10 Par Value)

                             ____________________

      Our Dividend Reinvestment and Stock Purchase Plan provides holders of shares of our common stock, $.10 par value, our 9.25% Series A Cumulative Preferred Stock, $1.00 par value ("Series A preferred stock"), and our $1.70 Series S Cumulative Convertible Preferred Stock, $1.00 par value ("Series S preferred stock"), with a convenient method of purchasing additional shares of common stock without payment of any brokerage commission or service charge. Any holder of record of common stock, Series A preferred stock or Series S preferred stock is eligible to participate in the Plan.

      Participants in the Plan may:

      . have cash dividends on all or a portion of their common stock, Series A preferred stock or Series S preferred stock automatically reinvested;

      .  invest up to $5,000 per quarter of voluntary cash payments; or

      . invest both their dividends and up to $5,000 per quarter of voluntary cash payments.

      The purchase price of the shares of common stock purchased with reinvested cash dividends on common stock, Series A preferred stock and Series S preferred stock will be at a price equal to 95% of the "average market price," which means the average of the close prices of our common stock as reported by the Nasdaq National Market System for each of the five trading days immediately preceding the investment date as of which such purchase is made. Purchases of shares with voluntary cash payments will be at a price equal to 100% of the average market price.

      Stockholders who do not elect to participate in the Plan will continue to receive cash dividends on shares registered in their names.

      Our common stock is listed on The Nasdaq National Market under the symbol "JAMS." The last reported sales price of the common stock on The Nasdaq National Market on February 13, 2001, was $6.75 per share.

                             ____________________

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.
                             ____________________

               The date of this Prospectus is February 20, 2001.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

Where You Can Find More Information....................................     2
About Jameson Inns, Inc................................................     4
Forward-Looking Statements.............................................     5
Use of Proceeds........................................................     6
Description of Plan....................................................     6
Indemnification........................................................    12
Legal Opinion..........................................................    13
Experts................................................................    13

                             ____________________

  You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is not an offer to sell these shares of common stock and it is not soliciting an offer to buy these shares of common stock in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

                             ____________________

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, quarterly reports, special reports, and other information with the Securities and Exchange Commission ("SEC"). You may read and copy reports, statements or other information at the SEC's public reference rooms in Washington, D.C. (at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549), New York, New York (at 7 World Trade Center, Suite 1300, New York, New York 10048) or Chicago, Illinois (at Suite 1400, 500 West Madison, Chicago, Illinois 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "www.sec.gov". Information about us can also be found at our web site at "www.jamesoninns.com".

     This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement.
Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents which we have filed. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered by this prospectus have been sold or we otherwise terminate the offering of these shares:

     .  Our Annual Report on Form 10-K for the year ended December 31, 1999;
     . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;
     . Our definitive Proxy Statement, as filed with the Securities and Exchange Commission on May 1, 2000 in connection with our solicitation of proxies for the annual meeting of stockholders held June 17, 2000; and

     . The description of our common stock contained in our registration statement on Form S-11 (File No. 33-71160), including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

     We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy of these filings by writing or telephoning us at the following address:

     Steven A. Curlee, Secretary
     Jameson Inns, Inc.
     8 Perimeter Center East, Suite 8050
     Atlanta, Georgia 30346-1604
     (770) 901-9020

                            ABOUT JAMESON INNS, INC.

     We are a self-administered real estate investment trust, commonly called a REIT, headquartered in Atlanta, Georgia. We develop and own limited service hotel properties ("Inns") in the southeastern United States under the trademark "The Jameson Inn(R)" and in the mid-western United States under the trademark "Signature Inn(R)."

     At January 31, 2001, we had a total of 110 Jameson Inns either in operation or under development, including 105 operating Jameson Inns (5,300 available rooms) and 5 Inns under development (352 rooms under development). In addition, we own 26 operating Signature Inns (3,051 available rooms).

     We focus on developing Inns in communities which have a strong and growing industrial or commercial base and a shortage of quality hotel rooms. Generally, our Inns are rooms-only facilities designed to appeal to price and quality conscious customers. Our target customers are business travelers, such as sales representatives and government employees, as well as families and leisure travelers attending events in our markets, such as college or cultural gatherings, fairs, festivals and family reunions.

     The typical Jameson Inn developed through the end of 1998 is a two-story, Colonial-style structure with exterior access to the guest rooms and constructed on a one- to two-acre tract with an outdoor swimming pool, fitness center and parking area. Jameson Inns feature amenities such as remote-controlled television with access to cable programming, including HBO, free local calls, complimentary continental breakfast and newspaper, king-sized or double beds, attractive decor, quality furnishings and, in select rooms, whirlpool baths and small refrigerators. In late 1998, Jameson designed and began building a new three-story, interior corridor structure with 56 to 80 rooms, depending on the location, and elevator access to each floor. The amenities in the new building are comparable to those of the current Jameson Inns. Based on market demand, certain Jameson Inns have been expanded one or more times since their initial construction.

     A typical Signature Inn incorporates a large two-story atrium, and a bright, well-appointed and richly decorated lobby and registration area. Most Signature Inns contain approximately 120 spacious, quiet and comfortably furnished guest rooms, averaging over 300 square feet per room, swimming pools, exercise facilities and a complimentary breakfast for their guests, as well as suite-like amenities including a microwave, refrigerator, in-room coffee, iron and ironing board and hair dryer in all guest rooms. However, unlike full-service hotels, Signature Inns do not provide management-intensive facilities and services, such as restaurants or cocktail lounges. Because approximately 65% of Signature Inn guests are business travelers, we emphasize services designed for the business traveler, such as large, in-room desks, voice mail and business centers.

     The lodging industry is generally divided into three broad categories based on the type of services provided. The first of these categories, full service hotels and resorts, offers their guests rooms, food and beverage services, meeting rooms, room service and similar guest services, and, in some cases, resort entertainment and activities. The second category is the limited service hotel, which generally offers rooms only and amenities such as swimming pools, continental breakfast and similar, limited services. The third category is the all-suite hotel or motel, which offers guests more spacious accommodations and usually kitchen facilities in the suite and common laundry facilities. Each of these categories is generally subdivided into classifications based on price and quality. The terminology generally used in the hotel industry describes properties as luxury at the high end, economy in the middle and budget at the low end of the scale. Prices for each of these categories vary by region and locale. The Inns fall within the category of small, limited service, economy hotels.

     As a REIT, we are prohibited from operating our properties. Accordingly, all of the Inns are leased to Jameson Hospitality, LLC under master leases. The master leases require Jameson Hospitality to pay us base rent based on the number of rooms in operation on the first day of each month and, where required under the formulas in the master leases, percentage rent based on room revenues as defined in the master leases. Percentage rent is designed to allow us to participate in any growth in revenues at the Inns. The master leases generally provide that a portion of aggregate room revenues in excess of specified amounts will be paid to us as percentage rent. Jameson

Hospitality is wholly owned by Thomas W. Kitchin, our chairman and chief executive officer, and members of his family.

     Our mailing address is Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604. Our telephone number is (770) 901-9020.

                           FORWARD LOOKING STATEMENTS

     This report, including the documents incorporated in this report by reference, contains certain forward-looking statements. These include statements about our expansion plans, acquisition or leasing of additional land parcels, construction of new hotels and expansion of existing hotels, access to debt financing and capital, payment of quarterly dividends and other matters. These statements are not historical facts but are expectations or projections based on certain assumptions and analyses made by our senior management in light of their experience and perception of historical trends, current conditions, expected further developments and other factors. Whether actual results and developments will conform to our expectations and predictions is, however, subject to a number of risks and uncertainties. These include, but are not limited to:

     .  our ability to:

        . raise additional equity capital adequate to sustain our growth plans;

        . secure construction and permanent financing for new Inns on favorable terms and conditions;

        . assess accurately the market demand for new Inns and expansions of existing Jameson Inns;

        . identify and purchase or lease new sites which meet our various criteria, including reasonable land prices or ground lease terms;

        . contract for the construction of new Inns and expansions of existing Jameson Inns in a manner which produces Inns consistent with our present quality and standards at a reasonable cost and without significant delay;

        . provide ongoing renovation and refurbishment of the Inns sufficient to maintain consistent quality throughout the chain; and

        . manage our business in a cost-effective manner given the increase in the number of Inns we own and the geographic areas in which they are located.

     . The ability of our lessee, Jameson Hospitality, LLC, to manage the Inns profitably.

     . General economic, market and business conditions, particularly those in the lodging industry and in the geographic markets in which the Inns are located.

     .  Changes in rates of interest we pay on our mortgage indebtedness.

     . The business opportunities (or lack of opportunities) that may be presented to and pursued by us.

     . Availability of qualified managers and employees necessary to execute our growth strategy, particularly in light of current low rates of unemployment.

     .  Changes in laws or regulations.

     . Our continued qualification as a real estate investment trust, or REIT, and continuation of favorable income tax treatment for REITs under federal tax laws.

     The words "estimate," "project," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this report and the documents incorporated in this report by reference as well as in other written materials, press releases and oral statements issued by us or on our behalf. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.

                                USE OF PROCEEDS

     The net proceeds to be received by us from the sale of the shares of common stock pursuant to our Dividend Reinvestment and Stock Purchase Plan will be used for working capital and other corporate purposes.

                            DESCRIPTION OF THE PLAN

     We are offering to the holders of our common stock, Series A preferred stock and Series S preferred Stock the opportunity to purchase shares of common stock through our Dividend Reinvestment and Stock Purchase Plan. The Plan was approved by our Board of Directors on February 9, 2001 and the following question and answer format constitutes the provisions of the Plan. We are offering 200,000 shares pursuant to the Plan.

Purpose

1.   What is the purpose the Plan?

     The purpose of the Plan is to provide record holders of our common stock, Series A preferred stock and Series S preferred stock who participate in the Plan with a simple and convenient method of investing cash dividends and voluntary cash payments in shares of common stock without payment of any brokerage commission or service charge. Common stock will be purchased from us under the Plan. See "Use of Proceeds." No open market purchases will be made for purposes of the Plan.

Advantages

2.   What are the advantages of the Plan?

     As a participant in the Plan, you will not have to pay brokerage commissions, fees or service charges in connection with purchases under the Plan. However, if your shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. You may invest all of your dividends under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to your account. Regular statements of account provide simplified record keeping. All purchases, by reinvestment of dividends or optional cash payments, will be credited to your account on the records maintained by the Plan Administrator.

     The price of shares purchased by you under the Plan with reinvested cash dividends will be 95% of the average market price of the shares (see Item 9 below) and the price of shares purchased with voluntary cash payments will be 100% of the average market price.

Administration

3.   Who will administer the Plan?

     First Union National Bank will administer the Plan as your agent, and will send statements of account to you and perform other duties relating to the Plan (See No. 25 below). You may direct questions to the Plan Administrator by calling 1-800-829-8432 or by writing to:

          First Union National Bank
          Shareholder Customer Service - NC1153
          1525 West W.T. Harris Blvd., C3C
          Charlotte, NC 28288-1153

You should give your account number to the Plan Administrator in any telephone or written inquiry.

Participation

4.   Who is eligible to participate?

     You may participate in the Plan if you are a record holder of our common stock, Series A preferred stock or Series S preferred stock. As a record holder, you may participate in the Plan with respect to all or any portion of the shares of common stock, Series A preferred stock or Series S preferred stock registered in your name. If you are a beneficial owner whose shares of common stock, Series A preferred stock or Series S preferred stock are held in a name other than your own (e.g., in the name of a broker or bank nominee), you must either (i) become a stockholder of record by having such shares transferred into your name, or (ii) with respect to the reinvestment of dividends only, make appropriate arrangements with your nominee to participate on your behalf as the beneficial owner (to make voluntary cash payments, you must hold at least a portion of your shares in your own name). Without so complying, you will not be eligible to participate in the Plan as a beneficial owner. We reserve the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in our judgment, result in excessive cost or burden on us. In addition, we may refuse to allow your participation in the Plan if you reside in a state whose securities laws do not exempt offers and sales pursuant to the Plan from registration.

5.   How do I become a Participant?

     As an eligible stockholder, you may join the Plan at any time by completing and signing an Authorization Form and returning it to the Plan Administrator. Authorization Forms may be obtained from the Plan Administrator.

     If you are a new participant, your Authorization Form must be submitted to and received by the Plan Administrator no later than five business days prior to a dividend record date to reinvest the related dividend.

6.   Do I have to authorize dividend reinvestment on a minimum number of shares?

     No. There are no minimum share requirements. As a record holder of common stock, Series A preferred stock or Series S preferred stock, you may authorize the reinvestment of dividends on all or any portion of your shares (See Nos. 4 above and 7 below).

7.   May I change the number of shares subject to the Plan?

     Yes. To change the number of shares of common stock, Series A preferred stock or Series S preferred stock subject to the Plan, you must notify the Plan Administrator in writing of the desired change. Any notification received after a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares are credited to your account. All shares of common stock purchased through reinvestment of dividends and all shares for which you have delivered stock certificates to the Plan Administrator (see Nos. 10 and

18 below) will be held in your account with the Plan Administrator and will be registered in your name, except as otherwise instructed by you (see No. 21 below).

Purchases

8. When will my dividends and voluntary cash payments be invested under the Plan?

     If you participate in the dividend reinvestment plan, your dividends will be invested in additional shares and credited to your account on each dividend payment date. Dividend payment dates for our common stock are anticipated to be in February, May, August and November each year. Dividend payment dates for our Series A preferred stock and our Series S preferred stock are anticipated to be in January, April, July and October. The record date is usually a date near the beginning of each of those months or the end of the immediately preceding month. Voluntary cash payments will be invested once each month on the 15th day of the month. Interest will not be paid by us or the Plan Administrator on cash payments held pending investment.

9.   At what price are shares purchased under the Plan?

     Purchases of shares of common stock with reinvested cash dividends are at a price equal to 95% of the "average market price," which means the average of the close prices of our common stock as reported by the National Association of Securities Dealers through the NASDAQ National Market System for each of the five trading days immediately preceding the date of purchase. Purchases of shares with voluntary cash payments are at a price equal to 100% of the average market price.

10. How many shares of common stock will be purchased on my behalf by the Plan Administrator?

     The number of shares that will be purchased on your behalf by the Plan Administrator will depend on the amount of dividends to be reinvested, voluntary cash payments, or both, in your account and the applicable purchase price of the common stock (See No. 9 above). Your account will be credited with that number of shares, including any fractional share interest computed to three decimal places, equal to the total amount of dividends to be reinvested divided by 95% of the average market price (determined as described in the response to Question No. 9 above) and the amount of voluntary cash payments, if any, in your account divided by 100% of the average market price.

11. Will dividends on shares held in my account be used to purchase additional shares of common stock?

     Yes. All dividends on shares held in your account, whether purchased through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of common stock.

12. Will I have to pay any expenses or fees in connection with purchases under the Plan?

     No. You will incur no brokerage commissions, fees or service charges for purchases made under the Plan. All costs of administration of the Plan are paid by us.

Voluntary Cash Payments

13.  Who will be eligible to make voluntary cash payments?

     You may elect to make voluntary cash payments if you are a record holder of common stock, Series A preferred stock, or Series S preferred stock. If you hold all of your shares in street name or a brokerage account you will not be eligible to purchase additional shares through voluntary cash payments because of (i) the administrative difficulties in effecting the cash payments through your brokerage firm and/or the nominee firm in which record title to the shares is actually held, and (ii) problems the Plan Administrator would have in verifying the beneficial holder's eligibility to participate.

14.  What are the limitations on voluntary cash payments?

     You may make voluntary cash payments at any time but the payments may not be less than $100 per payment. Payments may not aggregate more than $5,000 per quarter. We reserve the right in our sole discretion to determine whether voluntary cash payments may be made on your behalf as a Plan participant.

15.  How do I make a voluntary cash payment and how does this option work?

     You may make a voluntary cash payment by enclosing a check or money order with the Authorization Form (if you are a new participant under the Plan) or by forwarding a check or money order to the Plan Administrator with a payment form that will accompany each statement of account. Checks and money orders should be made payable to "First Union National Bank, Plan Administrator" and should include your account number. If all of the shares in your account are withdrawn or distributed, you must deliver a new Authorization Form to the Plan Administrator in order to make a subsequent voluntary cash payment.

     The Plan Administrator will apply any voluntary cash payment received from you on or before the 15th day of the month to the purchase of common stock for your account on the 15th day of the month. We recommend that voluntary cash payments be sent in time to be received by the Plan Administrator shortly before the 15th day of the month. No interest will be paid on these payments. You may obtain the return of any uninvested voluntary cash payment by written request received by the Plan Administrator on or before the 13th day of the month.

Reports to Participants

16.  What kind of reports will I be sent regarding the Plan?

     You will be sent a quarterly statement of account by mail as soon as practicable after each dividend payment date. Each quarterly statement will indicate:

     .  the total dividend payment;

     .  the amount of the dividend payment reinvested;

     .  the purchase price per share;

     .  the number of shares purchased; and

     .  the number of shares in your account.

These statements are a record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, you will receive copies of our annual and quarterly reports to stockholders, proxy statements and income tax information for reporting dividends. If you are a beneficial owner whose shares are registered in names other than your own (for instance, in the name of a broker, bank nominee or other record holder), you must arrange to obtain their copies of such reports from the record holder.

Share Certificates

17. Will I receive certificates for shares of common stock purchased under the Plan?

     Unless you request them, certificates for shares of common stock purchased under the Plan will not be issued to you. The number of shares credited to your account under the Plan will be shown on your statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued to you for shares withdrawn from the Plan (See No. 19 below).

18. May I deliver the certificates that are now in my possession to the Plan Administrator for credit to my account maintained as part of the Plan?

     Yes. You may request the necessary forms from the Plan Administrator at the address set forth in Question No. 3 above.

Withdrawal of Shares in Plan Accounts

19.  How may I withdraw shares purchased under the Plan?

     You may withdraw all or a portion of the shares in your account by notifying the Plan Administrator in writing and specifying the number of shares you wish to withdraw. You should mail the notice to the Plan Administrator at the address shown in response to Question No. 3 above. Certificates for whole shares of common stock so withdrawn will be registered in your name and delivered to you without charge. You may request that the Plan Administrator sell all or any portion of the whole shares of common stock held on your behalf, with the proceeds from such sale, less any brokerage commissions and fees, being returned to you. Any of your whole shares to be sold may be aggregated and sold with those of other withdrawing Plan participants. In this case, the proceeds payable to you will be the average sales price of all shares so aggregated and sold, less a pro rata share of any brokerage commissions and fees.

     Shares will be sold on the first and 15th days of each month by the Plan Administrator at then current market prices in transactions carried out through one or more brokerage firms. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares have been credited to your account. No dividends will be reinvested on shares withdrawn from your account unless an Authorization Form is or has been submitted with respect to such shares.

     We have directed our transfer agent, First Union National Bank, to process all purchases and sales for the Plan through First Union Brokerage Services, Inc., an affiliate of the transfer agent (and the Plan Administrator).

     First Union Brokerage Services has agreed to process all purchases and sale of stock for the Plan for fees equal to no more than its estimated cost effecting the trade. There is no minimum fee amount which will be applied to any transaction.

20. What happens to any fractional interest when I withdraw shares purchased under the Plan?

     Any fractional interest withdrawn by you under the Plan will be liquidated by the Plan Administrator on the basis of the then current market value of the common stock and a check issued promptly to you for the proceeds. In no case will certificates representing a fractional interest be issued.

Discontinuation of Dividend Reinvestment

21.  How do I terminate participation in the Plan?

     You may discontinue participation under the Plan as to any or all of the shares held in your name by notifying the Plan Administrator in writing. A request to terminate participation in the Plan must be received by the Plan Administrator at least five business days prior to the next upcoming record date prior to a dividend payment date, in which case, all dividends thereafter will be paid in cash to you. If your request to terminate participation in the Plan is received on or after such date, any cash dividend paid on the dividend payment date following such record date will be reinvested and credited to your account in accordance with your previous instructions under the Plan. Your request to terminate will then be processed as promptly as possible following such dividend payment date and, thereafter, all dividends will be paid to you in cash.

     If you discontinue participation in the Plan as to all of your shares and less than five shares remain in your account, we will have the right, but not the obligation, to issue certificates for those shares and liquidate any fractional interest in accordance with provisions of the Plan.

Federal Tax Information

22.  What are the federal income tax consequences of participation in the Plan?

     Under federal income tax law, if you acquire shares in the Plan purchased directly from us with reinvested dividends, you will be treated as receiving, on each dividend payment date, a distribution in an amount equal to the fair market value of the shares so acquired on that date. The full amount of such distribution will be taxable income to the extent of our current and accumulated earnings and profits. The excess, if any, over our earnings and profits will be a return of your capital to the extent of, and in reduction of, the tax basis of your shares of common stock, Series A preferred stock or Series S preferred stock or gain to the extent the distribution exceeds your tax basis. Dividends paid to corporate stockholders will not be eligible for the corporate dividends received deduction.

     Your tax basis in the shares purchased directly from us with reinvested dividends will be the fair market value of the shares on the dividend payment date on which the shares were acquired. Your tax basis in shares purchased directly from us with voluntary cash payments will be the purchase price of the shares. Your holding period for the shares acquired pursuant to the Plan will begin on the day after the date the shares are purchased.

     We will reinvest dividends net of the required amount of federal income tax withholding on dividends if you are a stockholder as to whom federal income tax withholding on dividends is required or a foreign stockholder whose taxable income under the Plan is subject to federal income tax withholding.

     The tax consequences of participation in the Plan by certain retirement plans, including an individual retirement account, Keogh Plan, 401(k) Plan, Simplified Pension Plan or any corporate-sponsored retirement plan, may differ from those outlined above. Since the law and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors.

     The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. You should consult your own tax advisors regarding the federal and state income tax consequences of participation in the Plan. Certain tax information will be provided to you by the Plan Administrator (See No. 16 above).

Other Information

23. What happens if we issue a stock dividend, declare a stock split or have a rights offering with respect to our common stock?

     Any shares resulting from a stock dividend or stock split of our common stock (including whole shares and any fractional interest) in your account will be credited to your account. The basis for any rights offering will include the shares of common stock and any fractional interest credited to your account.
The number and class of shares subject to the Plan will be adjusted to reflect such events as stock dividends, stock splits, recapitalizations and similar changes.

24. How will the shares credited to my account be voted at a meeting of stockholders?

     A proxy card will be sent to you in connection with any meeting of stockholders. This proxy will apply to all of your shares, including Plan shares. If the proxy card is returned properly signed and marked for voting, all shares (including whole and fractional shares) held in the Plan will be voted in accordance with your instructions on the proxy card.

     If no instructions are indicated on a properly signed and returned proxy card, all shares (including both whole and fractional shares) held in the Plan will be voted in accordance with the recommendations of our management. If the proxy card is not returned or is returned unsigned, your shares covered by such proxy card will not be voted; you or your duly appointed representative could, however, votes the shares of the common stock registered in your name in person at the meeting.

25.  What is the responsibility of the Plan Administrator?

     The Plan Administrator invests your dividend payments and voluntary cash payments in additional shares of common stock, maintains continuing records of your account, and advises you as to all transactions in and the status of your accounts. The Plan Administrator acts as your agent.

     All notices sent from the Plan Administrator to you will be addressed to you at your last address of record with the Plan Administrator. The mailing of a notice to your last address of record will satisfy the Plan Administrator's duty of giving notice to you. Therefore, you must promptly notify the Plan Administrator of any change of address.

     In administering the Plan, the Plan Administrator will not be liable for any act or omission to act done in good faith, including, without limitation, any claim for liability arising out of failure to terminate your account upon your death prior to receipt of written notice of such death. The Plan Administrator will have no duties, responsibilities or liabilities except those which are expressly set forth in the Plan.

     All transactions in connection with the Plan will be governed by the laws of the State of Georgia.

26.  May the Plan be modified or discontinued?

     We reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan and, in particular, reserve the right to refuse optional cash payments from you if, in our sole discretion, you are attempting to circumvent the intent of the Plan by making excessive optional cash payments through multiple stockholder accounts. We may also suspend, terminate or refuse your participation in the Plan if participation or any increase in the number of shares held by you would, in the opinion of our Board of Directors, jeopardize our status as a real estate investment trust. You will be notified of any suspension, termination or modification under those provisions. In addition, we may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations. Any of these rules, procedures, interpretations and determinations will be final and binding.

27.  May I pledge shares purchased under the Plan?

     No. If you wish to pledge shares credited to your account, you must request the withdrawal of such shares in accordance with the procedures outlined in response to Question No. 19 above.

28. What procedures should I follow if I wish to sell shares purchased under the Plan?

     If you wish to sell all or a portion of the shares credited to your account, you must request the withdrawal of such shares or request that the Plan Administrator sell such shares, and in either case the request must be in accordance with the procedures outlined in response to Question No. 19 above.

                                INDEMNIFICATION

     As allowed by the Georgia Business Corporation Code, both our articles of incorporation and our bylaws permit indemnification of our directors, officers, employees and agents from liability in certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL OPINION

     The validity of the shares of our common stock being offered hereby is being passed upon for us by Conner & Winters, A Professional Corporation.

                                    EXPERTS

     Our consolidated financial statements and schedule for the year ended December 31, 1999, appearing in our Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses to be incurred by Jameson Inns, Inc. ("Jameson") in connection with the issuance and distribution of the securities being offered hereby:

           SEC filing fee                          $   339
           Accounting fees and expenses              2,500
           Legal fees and expenses                  10,000
           Plan Administration Fees                  4,000
           Printing and engraving                   12,000
           Miscellaneous                             2,500
                                                   -------

             Total                                 $31,339
                                                   =======

Item 15.  Indemnification of Directors and Officers.

     As permitted by the Georgia Business Corporation Code (the "Georgia Code"), the Jameson articles of incorporation eliminate personal liability of its directors to Jameson or its stockholders for monetary damages for breach of duty of care or other duty as a director, except for: (i) any appropriation, in violation of his or her duties, of any business opportunity to Jameson; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under the Georgia Code; or (iv) any transaction from which the director derived an improper personal benefit.

     As allowed by the Georgia Code, both the Jameson articles of incorporation and the Jameson bylaws provide for indemnification of a director, officer, employee or agent of Jameson who is or was serving at the request of Jameson as a director, officer, employee or agent of Jameson against all expenses (including attorneys' fees, judgments, fines or other amounts paid in settlement) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Jameson, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Jameson, and, with respect to a criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful.

     In the face of an action or suit by or in the right of Jameson, such a person may be indemnified only for expenses (including attorneys' fees) and may not be indemnified in respect of any claim, issue or matter as to which he or she has not been adjudged liable for negligence or misconduct in the performance of his or her duty to Jameson, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper in each case and indemnification of an officer or director shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the officer, or director has been successful on the merits or otherwise in the defense of any such action or suit, in which case he or she shall be indemnified without such authorization.

     The Jameson bylaws require Jameson to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by Jameson of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to indemnification and permit Jameson to advance to other employees and agents of Jameson upon such terms and conditions as are specified by Jameson's board of directors. The advancement of expense, as well as indemnification, pursuant to the Jameson articles and bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from Jameson may have.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of Jameson pursuant to the foregoing provisions or otherwise, Jameson has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

     Individual indemnification agreements have been entered into with Jameson by each of its officers and directors. The indemnification agreements provide for indemnification of liabilities arising from their services as an officer or director of Jameson.

     The Jameson bylaws permit Jameson to purchase and maintain insurance on behalf of any director, officer, employee or agent of Jameson against liability asserted against him or her arising out of such capacity or status, whether or not Jameson would have the power to indemnify him or her against such liability under the provisions of the Jameson bylaws. Jameson has purchased and maintains director and officer liability insurance.

Item 16.  Exhibits.

     The following exhibits are filed herewith unless otherwise indicated:

     4.1  Specimen certificate of Common Stock incorporated by reference to
          Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, File No. 33-71160.
     4.2 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement filed on Form S-11, File No. 33-71160.
     4.3 Articles of Amendment to the Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement filed on Form S-11, File No. 33-71160.
     4.4 Articles of Amendment to the Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.3.1 to the Registrant's Form 10-K/A2 (Amendment No. 2 to the Registrant's Annual Report on Form 10-K) for the year ended December 31, 1993.
     4.5 Bylaws of the Registrant incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration Statement on Form S-11, File No. 33-71160.
     4.6 Amendment No. 1 to the Registrant's Bylaws incorporated by reference to Exhibit 3.2.2 to the Registrant's Registration Statement on Form S-11, File No. 33-71160.
     4.7 Amendment No. 2 to the Registrant's Bylaws incorporated by reference to Exhibit 3.8 to the Registrant's Annual Report filed on Form 10-K for the year ended December 31, 1995.
     4.8  Amendment No. 3 to Registrant's Bylaws.
     5.1 Opinion of Conner & Winters, A Professional Corporation as to legality of securities.
     8.1 Opinion of Conner & Winters, A Professional Corporation as to certain tax matters.
     23.1 Consent of Conner & Winters, A Professional Corporation, is contained in its opinion included as exhibit 5.1.
     23.2 Consent of Conner & Winters, A Professional Corporation, is contained in its opinion included as exhibit 8.1
     23.3 Consent of Ernst & Young LLP
     24.1 Power of Attorney (appears on the signature page of this registration statement).

Item 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    *  *  *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 15, 2001.

                                    JAMESON INNS, INC.


                                    By:        /s/ Craig R. Kitchin
                                        ---------------------------------------
                                             Craig R. Kitchin, President


                               POWER OF ATTORNEY

     BE IT KNOWN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Securities Act increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signatures                      Title                        Date
      ----------                      -----                        ----

/s/ Thomas W. Kitchin        Chief Executive Officer,         February 15, 2001
--------------------------   Director, and Chairman of the
Thomas W. Kitchin            Board of Directors (Principal
                             Executive Officer)


/s/ Craig R. Kitchin         President and Chief Financial    February 15, 2001
--------------------------   Officer (Principal Financial
Craig R. Kitchin             Officer)


/s/ Martin D. Brew           Treasurer and Corporate          February 15, 2001
--------------------------   Controller (Principal
Martin D. Brew               Accounting Officer)


/s/ Robert D. Hisrich        Director                         February 15, 2001
--------------------------
Robert D. Hisrich

/s/ Michael E. Lawrence      Director                         February 15, 2001
--------------------------
Michael E. Lawrence

/s/ Thomas J. O'Haren        Director                         February 15, 2001
--------------------------
Thomas J. O'Haren

                               INDEX TO EXHIBITS

     EXHIBIT
     NUMBER  DESCRIPTION
     ------  -----------


     4.1    Specimen certificate of Common Stock incorporated by reference to
            Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, File No. 33-71160.
     4.2 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement filed on Form S-11, File No. 33-71160.
     4.3 Articles of Amendment to the Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement filed on Form S-11, File No. 33-71160.
     4.4 Articles of Amendment to the Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.3.1 to Registrant's Form 10-K/A2 (Amendment No. 2 to the Registrant's Annual Report on Form 10-K) for the year ended December 31, 1993.
     4.5 Bylaws of the Registrant incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration Statement on Form S-11, File No. 33-71160.
     4.6 Amendment No. 1 to the Registrant's Bylaws incorporated by reference to Exhibit 3.2.2 to the Registrant's Registration Statement on
            Form S-11, File No. 33-71160.
     4.7 Amendment No. 2 to the Registrant's Bylaws incorporated by reference to Exhibit 3.8 to the Registrant's Annual Report filed on Form
            10-K for the year ended December 31, 1995.
     4.8    Amendment No. 3 to the Registrant's Bylaws.
     5.1 Opinion of Conner & Winters, A Professional Corporation as to legality of securities.
     8.1 Opinion of Conner & Winters, A Professional Corporation as to certain tax matters.
     23.1 Consent of Conner & Winters, A Professional Corporation, is contained in its opinion included as exhibit 5.1.
     23.2 Consent of Conner & Winters, A Professional Corporation, is contained in its opinion included as exhibit 8.1
     23.3   Consent of Ernst & Young LLP
     24.1 Power of Attorney (appears on the signature page of this registration statement).